UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 12, 2021

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of President of Citizens Business Bank

On April 12, 2021, CVB Financial Corp. and Citizens Business Bank (together, the “Company”), announced the appointment of Brian T. Mauntel to the position of President of Citizens Business Bank, effective April 26, 2021.

Mr. Mauntel, age 53, has over 29 years of banking experience focused on commercial and business lending and business operations. He served in various senior officer positions for 23 years with Fifth Third Bank, from 1990 to 2013, including overseeing and building out a national business banking platform. Mr. Mauntel was most recently with Heartland Bank in Ohio as its President and Chief Operating Officer from June 2015 through August 2020. Mr. Mauntel received his Bachelor of Science in Business Administration, Finance, and Master of Business Administration, Marketing, from Xavier University in Ohio.

Mr. Mauntel’s compensation arrangements with the Company provide for: (a) a base salary at an annualized rate of $450,000 per year; (b) a one-time relocation allowance of $100,000, which is subject to reimbursement if Mr. Mauntel leaves the Company within the first year of his employment; (c) the grant of 20,000 shares of restricted stock and restricted stock units, split evenly between (i) 10,000 time-based restricted shares that will vest in equal increments over a three-year period and (ii) 10,000 performance-based restricted share units (at target levels) that will vest over a three-year performance period, utilizing the same two performance criteria applicable to performance stock grants previously awarded to the Company’s other named executive officers and as disclosed in the Company’s 2020 and 2021 proxy statements, with such grants in each case being made pursuant to the CVB Financial Corp. 2018 Equity Plan; (d) eligibility for an annual aggregate incentive and discretionary bonus of up to 80% of Mr. Mauntel’s base salary, consistent with the Bank’s applicable executive incentive compensation program, based upon (x) Mr. Mauntel’s individual performance and accomplishment of specified business and financial goals during each fiscal year and (y) the Company’s overall financial performance; (e) eligibility to participate in the Company’s deferred compensation and 401(k)/profit-sharing programs; (f) eligibility to participate in the Company’s employee group benefit plans and programs on terms comparable to those of similarly situated employees; and (g) an automobile allowance of $1,200 per month.

Mr. Mauntel’s employment arrangements will also include severance compensation in the event of a change in control of the Company, if Mr. Mauntel’s employment is terminated, either within 120 days prior to or one year after the occurrence of such change in control, by the successor corporation, or, within one year after the occurrence of such change in control, by Mr. Mauntel for “good reason” (as such term is defined in the Company’s severance compensation agreement). In the event of any such termination, Mr. Mauntel would receive two years of his base salary and two times the average of his bonus for the prior two years. In addition, all outstanding unvested stock options or restricted stock granted to him would accelerate.

The foregoing description of Mr. Mauntel’s compensation arrangements is qualified in its entirety by reference to Mr. Mauntel’s employee offer letter, executed on March 24, 2021, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employee Offer Letter, executed March 24, 2021, for Mr. Brian T. Mauntel.

99.1	Press Release announcing Appointment of President of Citizens Business Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: April 13, 2021	By:	/s/ Richard H. Wohl
Richard H. Wohl
Executive Vice President and General Counsel